Exhibit 99.1

Kaltura Announces Financial Results for First Quarter 2024

NEW YORK, May 8, 2024 - Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the first quarter ended March 31, 2024, as well as outlook for the second quarter and full year 2024.

"We delivered both record total revenues and subscription revenues in the first quarter, making it our sixth consecutive quarter of year-over-year growth. It was also our third consecutive quarter of Adjusted EBITDA profitability with significant year-over-year improvement in cash flows, demonstrating our progress towards achieving positive Adjusted EBITDA and Cash Flow from Operations for the full year of 2024,” said Ron Yekutiel, Kaltura Co-founder, Chairman, President and CEO. “Also noteworthy, our gross retention improved for a third consecutive quarter. We believe that this improvement, coupled with a forecasted sequential growth in bookings, will support our path towards sustainable profitable growth,” concluded Yekutiel.

First Quarter 2024 Financial Highlights:

•    Revenue for the first quarter of 2024 was $44.8 million, an increase of 3% compared to $43.3 million for the first quarter of 2023.

•    Subscription Revenue for the first quarter of 2024 was $41.2 million, an increase of 2% compared to $40.4 million for the first quarter of 2023.

•    Annualized Recurring Revenue (ARR) for the first quarter of 2024 was $162.7 million, an increase of 2% compared to $159.6 million for the first quarter of 2023.

•    GAAP Gross profit for the first quarter of 2024 was $28.6 million, representing a gross margin of 64% compared to a GAAP gross profit of $27.3 million and gross margin of 63% for the first quarter of 2023.

•    Non-GAAP Gross profit for the first quarter of 2024 was $29.0 million, representing a non-GAAP gross margin of 65%, compared to a non-GAAP gross profit of $27.7 million and non-GAAP gross margin of 64% for the first quarter of 2023.

•    GAAP Operating loss was $7.3 million for the first quarter of 2024, compared to an operating loss of $12.0 million for the first quarter of 2023.

•    Non-GAAP Operating loss was $0.6 million for the first quarter of 2024, compared to a non-GAAP operating loss of $3.5 million for the first quarter of 2023.

•    GAAP Net loss was $11.1 million or $0.08 per diluted share for the first quarter of 2024, compared to a GAAP net loss of $12.8 million, or $0.09 per diluted share, for the first quarter of 2023.

•    Non-GAAP Net loss was $4.4 million or $0.03 per diluted share for the first quarter of 2024, compared to a non-GAAP net loss of $4.4 million, or $0.03 per diluted share, for the first quarter of 2023.

•    Adjusted EBITDA was $0.6 million for the first quarter of 2024, compared to adjusted EBITDA of negative $2.7 million for the first quarter of 2023.

•    Net Cash Used in Operating Activities was $1.1 million for the first quarter of 2024, compared to $7.4 million for the first quarter of 2023.

First Quarter 2024 Business Highlights:

•Closed one seven-digit deal and 12 six-digit deals (insurance, banking, tech, education, and media companies).
•Continued investment in AI: completed successful pilot with an enterprise customer for AI-content repurposing to create snippets and stackable moments from event content and videos; ramped up investment to further integrate content repurposing into our content management, webinars and event workflows and to expand our AI add-on for webinars and events with capabilities to automatically generate notifications and sentiment analysis for chat; started developing our own AI-powered Automatic Speech Recognition solution, with the goal of providing improved results and extended features.
•Received additional product recognitions and awards: named to G2’s 2024 Best Software Awards in the categories of best design software as a virtual event platform, and best education software, as well as the best virtual event platform in North America award at the 2024 Innovation in Business MarTech Awards.

Financial Outlook:

For the second quarter of 2024, Kaltura expects:

•    Subscription Revenue to be between $39.6 million and $40.3 million.
•    Total Revenue to be between $42.7 million and $43.5 million.
•    Adjusted EBITDA to be between negative $0.6 million to positive $0.4 million.

For the full year ending December 31, 2024, Kaltura expects:

•    Subscription Revenue to be between $161.2 million and $164.2 million.
•    Total Revenue to be between $173.7 million and $176.7 million.
•    Adjusted EBITDA to be in the range of $0 million to $1 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to the macro-economic climate trends.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on May 8, 2024 to review its first quarter 2024 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	+1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
John Doherty
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations; our expectations regarding potential profitability and revenue growth; and general economic, business and industry conditions, including expectations with respect to trends in corporate spending.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; risks associated with our use of certain artificial intelligence and machine learning models; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; risks related to political, economic, and military conditions; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; our ability to meet our contractual commitments; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; risks related to our revenue mix and customer base; risks related to potential acquisitions; our ability to generate or raise additional capital; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) facility exit and transition costs; (4) restructuring charges; and (5) war-related costs. Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses, facility exit and transition costs, restructuring charges and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) ,as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 57% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,565	$36,684
Marketable securities	37,294	32,692
Trade receivables	17,837	23,312
Prepaid expenses and other current assets	8,298	8,410
Deferred contract acquisition and fulfillment costs, current	10,426	10,636

Total current assets	105,420	111,734

LONG-TERM ASSETS:
Marketable securities	4,904	5,844
Property and equipment, net	19,008	20,113
Other assets, noncurrent	2,879	3,100
Deferred contract acquisition and fulfillment costs, noncurrent	15,757	17,314
Operating lease right-of-use assets	13,468	13,872
Intangible assets, net	572	689
Goodwill	11,070	11,070

Total noncurrent assets	67,658	72,002

TOTAL ASSETS	$173,078	$183,736

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$2,066	$1,612
Trade payables	8,069	3,629
Employees and payroll accruals	11,552	12,651
Accrued expenses and other current liabilities	18,922	17,279
Operating lease liabilities	2,413	2,374
Deferred revenue, current	53,913	62,364

Total current liabilities	96,935	99,909

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	203	369
Long-term loans, net of current portion	31,741	33,047
Operating lease liabilities, noncurrent	16,996	17,796
Other liabilities, noncurrent	2,067	2,295

Total noncurrent liabilities	51,007	53,507

TOTAL LIABILITIES	$147,942	$153,416
STOCKHOLDERS' EQUITY:
Common stock	$14	$14
Treasury stock	(4,881)	(4,881)
Additional paid-in capital	478,292	471,635
Accumulated other comprehensive income	302	1,047
Accumulated deficit	(448,591)	(437,495)

Total stockholders' equity	25,136	30,320

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$173,078	$183,736

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)

Revenue:

Subscription	$41,170	$40,392
Professional services	3,611	2,881

Total revenue	44,781	43,273

Cost of revenue:

Subscription	11,401	11,168
Professional services	4,772	4,819

Total cost of revenue	16,173	15,987

Gross profit	28,608	27,286

Operating expenses:

Research and development	12,005	14,130
Sales and marketing	11,812	12,071
General and administrative	12,082	12,100
Restructuring	—	945

Total operating expenses	35,899	39,246

Operating loss	7,291	11,960

Financial income, net	1,497	(1,785)

Loss before provision for income taxes	8,788	10,175
Provision for income taxes	2,308	2,620

Net loss	$11,096	$12,795

Net loss per share attributable to common stockholders, basic and diluted	$0.08	$0.09

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	144,253,660	135,087,949

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)
Stock-based compensation included in above line items:

	Three Months Ended March 31,
	2024	2023
	(Unaudited)

Cost of revenue	$285	$264
Research and development	1,172	1,145
Sales and marketing	770	772
General and administrative	4,302	4,978

Total	$6,529	$7,159

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended March 31,
	2024	2023
	(Unaudited)

Enterprise, Education and Technology	$32,440	$31,330
Media and Telecom	12,341	11,943

Total	$44,781	$43,273

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended March 31,
	2024	2023
	(Unaudited)

Enterprise, Education and Technology	$23,556	$22,789
Media and Telecom	5,052	4,497

Total	$28,608	$27,286

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Cash flows from operating activities:
Net loss	$(11,096)	$(12,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,305	1,009
Stock-based compensation expenses	6,529	7,159
Amortization of deferred contract acquisition and fulfillment costs	2,888	2,970
Non-cash interest expenses (income), net	(286)	(224)
Gain on foreign exchange	(325)	(195)
Changes in operating assets and liabilities:
Decrease in trade receivables	5,475	10,553
Increase in prepaid expenses and other current assets and other assets, noncurrent	(560)	(764)
Increase in deferred contract acquisition and fulfillment costs	(1,067)	(1,642)
Increase (decrease) in trade payables	4,447	(1,450)
Increase (decrease) in accrued expenses and other current liabilities	1,654	(37)
Decrease in employees and payroll accruals	(1,099)	(2,405)
Increase (decrease) in other liabilities, noncurrent	(36)	406
Decrease in deferred revenue	(8,617)	(9,595)
Operating lease right-of-use assets and lease liabilities, net	(358)	(422)

Net cash used in operating activities	(1,146)	(7,432)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(15,424)	(2,924)
Proceeds from maturities of available-for-sale marketable securities	12,000	9,236
Purchases of property and equipment	(93)	(852)
Capitalized internal-use software	—	(380)

Net cash provided by (used in) investing activities	(3,517)	5,080

Cash flows from financing activities:

Repayment of long-term loans	(875)	(1,500)
Proceeds from exercise of stock options	104	578
Payment of debt issuance costs	(10)	—

Net cash used in financing activities	(781)	(922)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	325	195

Net decrease in cash, cash equivalents and restricted cash	$(5,119)	$(3,079)
Cash, cash equivalents and restricted cash at the beginning of the period	36,784	45,833
Cash, cash equivalents and restricted cash at the end of the period	$31,665	$42,754

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands, except per share data; Unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$28,608	$27,286
Stock-based compensation expense	285	264
Amortization of acquired intangibles	105	104
Non-GAAP gross profit	$28,998	$27,654
GAAP gross margin	64%	63%
Non-GAAP gross margin	65%	64%
Reconciliation of operating expenses
GAAP research and development expenses	$12,005	$14,130
Stock-based compensation expense	1,172	1,145
Amortization of acquired intangibles	—	—
Non-GAAP research and development expenses	$10,833	$12,985
GAAP sales and marketing	$11,812	$12,071
Stock-based compensation expense	770	772
Amortization of acquired intangibles	13	60
Non-GAAP sales and marketing expenses	$11,029	$11,239
GAAP general and administrative expenses	$12,082	$12,100
Stock-based compensation expense	4,302	4,978
Amortization of acquired intangibles	—	—
Facility exit and transition costs(b)	—	154
War related costs(d)	21	—
Non-GAAP general and administrative expenses	$7,759	$6,968
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$7,291	$11,960
Stock-based compensation expense	6,529	7,159
Amortization of acquired intangibles	118	164
Facility exit and transition costs (b)	—	154
Restructuring (c)	—	945
War related costs(d)	21	—
Non-GAAP operating loss	$623	$3,538
GAAP operating margin	(16)%	(28)%
Non-GAAP operating margin	(1)%	(8)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$11,096	$12,795
Stock-based compensation expense	6,529	7,159
Amortization of acquired intangibles	118	164
Facility exit and transition costs (b)	—	154
Restructuring (c)	—	945
War related costs(d)	21	—
Non-GAAP net loss attributable to common stockholders	$4,428	$4,373

Non-GAAP net loss per share - basic and diluted	$0.03	$0.03

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended March 31,
	2024	2023

Net loss	$(11,096)	$(12,795)
Financial expenses (income), net (a)	1,497	(1,785)
Provision for income taxes	2,308	2,620
Depreciation and amortization	1,305	1,009
EBITDA	(5,986)	(10,951)
Non-cash stock-based compensation expense	6,529	7,159
Facility exit and transition costs (b)	—	154
Restructuring (c)	—	945
War related costs (d)	21	—
Adjusted EBITDA	$564	$(2,693)

(a)The three months ended March 31, 2024 and 2023 include $704 and $803, respectively, of interest expenses.
(b)Facility exit and transition costs for the three months ended March 31, 2023 include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.
(c)The three months ended March 31, 2023, includes employee termination benefits incurred in connection with the 2023 Reorganization Plan.

(d)The three months ended March 31, 2024 includes costs related to conflicts in Israel, attributable to temporary relocation of key employees from Israel for business continuity purposes, purchase of emergency equipment for key employees for business continuity purposes, and charitable donation to communities directly impacted by the war.

Reported KPIs

	March 31,
	2024	2023
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$162,713	$159,582
Remaining Performance Obligations	$165,224	$167,425

	Three Months Ended March 31,
	2024	2023
Net Dollar Retention Rate	98%	103% (a)

(a)The Net Dollar Retention Rate for the three months ended March 31, 2023 reflects a clarifying change to the calculation, to treat VARs and the customers they manage as a single customer, which has resulted in an adjustment of 1 percentage point to the reported Net Dollar Retention Rate for such period.